Stock Purchase Agreement

                                      among

                            Key Energy Drilling, Inc.

                                       and

                                 Robert C. Jones

                                       and

                               Dana Lunette Jones



                          Dated as of November 24, 1997

                            Stock Purchase Agreement

This Stock Purchase Agreement (this "Agreement") is entered into as of November 24, 1997 by and among Key Energy Drilling, Inc., a Delaware corporation ("Buyer"), and Robert C. Jones and Dana Lunette Jones (the "Shareholders").

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                                   WITNESSETH
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Whereas,  Buyer is a corporation  duly organized and validly  existing under the laws of the State of Delaware, with its principal executive offices at Two Tower Center, Tenth Floor, East Brunswick, New Jersey 08816; and

Whereas, Win-Tex Drilling Co., Inc. ("Win-Tex Drilling") and Win-Tex Trucking Corporation ("Win-Tex Trucking") are each corporations duly organized and validly existing under the laws of the state of Texas, with their principal executive offices at 4549 Loop 322, Abilene, Texas 79602; and

Whereas, the Shareholders own (a) 1,000 shares (the "Win-Tex Drilling Shares") of common stock, $1.00 par value, of Win-Tex Drilling (the "Win-Tex Drilling Common Stock"), which constitutes all of the issued and outstanding shares of capital stock of Win-Tex Drilling and (b) 1,000 shares (the "Win-Tex Trucking Shares") of common stock, $1.00 par value, of Win-Tex Trucking (the "Win-Tex Trucking Common Stock") which constitutes all of the issued and outstanding shares of capital stock of Win-Tex Trucking; and

Whereas the Shareholders desire to sell to Buyer, and Buyer desires to purchase from the Shareholders all of the issued and outstanding capital stock of Win-Tex Drilling and Win-Tex Trucking (individually, a "Company" and collectively, the "Companies").

Now, Therefore, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:


                                    ARTICLE 1

                                Purchase and Sale

1.1. Purchase and Sale of the Win-Tex Drilling Shares and the Win-Tex Trucking Shares. Subject to the terms and conditions of this Agreement, on the date hereof, the Shareholders agree to sell and convey to Buyer, free and clear of all Encumbrances (as defined in Section 2.1.8.1 hereof), and Buyer agrees to purchase and accept from the Shareholders, all of the Win-Tex Drilling Shares and all of the Win-Tex Trucking Shares. In consideration of the sale of the Win-Tex Drilling Shares and the Win-Tex Trucking Shares, Buyer shall pay to the Shareholders a purchase price equal to the sum of the following:

(a) $5,000,000 ($50,000 of which is acknowledged by the parties to be consideration for the covenant against competition set forth in Section 3.1 hereof) ;

(b) $36,029.00, being the amount expended by the Companies for capital equipment purchased since October 17, 1997, all of which purchases have been discussed with the Buyer and all of which are described on Schedule 1.1(b) hereto;

(c) $1,520,000.00 (the "80% Payment"), being approximately 80% of the Estimated Net Closing Date Value of the Companies (defined below); and

(d)  The Cash Adjustment Payment (as defined in Section 1.3 hereof), if any.

The amounts payable to the Shareholders pursuant to 1.1(a) and (c) above shall be payable upon execution hereof by wire transfer of immediately available funds.

The term "Estimated Net Closing Date Value of the Companies" means the dollar amount by which the "Total Current Assets" plus $323,834.89 plus $262,843.00 exceeds "Total Liabilities" as reflected on the Estimated Closing Date Balance Sheet (defined below).

The term "Estimated Closing Date Balance Sheet" means the consolidated balance sheet of the Companies as of the date hereof prepared by the Shareholders in accordance with the requirements for preparation of the Final Closing Date Balance Sheet set forth in Section 1.3 hereof, a copy of which is attached hereto as Schedule 1.1(c).

The Buyer acknowledges and agrees that the Companies will remain liable for all liabilities of the Companies in existence on the date hereof or incurred by the Companies after the date hereof; provided, however, that the foregoing shall not in any way relieve the Shareholders from their indemnification obligations set forth in Section 4.1 hereof.

1.2. Delivery of the Stock Certificates. The Shareholders shall deliver to Buyer on the date hereof duly and validly issued certificates representing all of the Win-Tex Drilling Shares and all of the Win-Tex Trucking Shares, each such certificate having been duly endorsed in blank and in good form for transfer or accompanied by stock powers duly executed in blank, sufficient and in good form to properly transfer such shares to Buyer.

1.3 Adjustment of Purchase Price. Buyer shall cause to be prepared and delivered to the Shareholders a consolidated balance sheet of the Companies as of the date hereof (the "Final Closing Date Balance Sheet") within thirty (30) days after the date hereof. The Final Closing Date Balance Sheet shall be accurately compiled to reflect all of the Companies' accounts receivable, accounts payable and other current assets and its current and long-term liabilities as of the date hereof, including an accurate reflection of the income taxes payable by the Companies which have accrued through the date hereof. Buyer and the Shareholders shall jointly review the Final Closing Date Balance Sheet, endeavor in good faith to resolve all disagreements regarding the entries thereon and reach a final determination thereof within forty-five (45) days from the date hereof. Within 10 days of reaching such final determination, the following adjusting payments shall be made.

(1) If the Final Closing Date Value of the Companies (defined below) exceeds the 80% Payment, Buyer shall pay to the Shareholders the amount of such excess (the "Cash Adjustment Payment").

(2) If the Final Closing Date Value of the Companies is less than 80% Payment, the Shareholders shall pay to Buyer the amount of such difference.

The term "Final Closing Date Value of the Companies" means the dollar amount by which the "Total Current Assets" plus $323,834.89 plus $262,843.00 exceeds the "Total Liabilities" as reflected on the Final Closing Date Balance Sheet.

                                    ARTICLE 2

                         Representations and Warranties

2.1.   Representations   and  Warranties  of  the  Shareholders.   Each  of  the
Shareholders jointly and severally represents and warrants to Buyer as follows:

2.1.1. Organization and Standing. Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on its financial condition, properties or business.

2.1.2. Agreement Authorized and its Effect on Other Obligations. Each of the Shareholders is a resident of Taylor County, Texas, above the age of 18 years and has the legal capacity and requisite power and authority to enter into, and perform his or her obligations under this Agreement. This Agreement is a valid and binding obligation of the Shareholders enforceable against each of the Shareholders (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement by the Shareholders will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the Articles of Incorporation or Bylaws of either of the Companies or (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which either of the Companies or either of the Shareholders is a party or by which either of the Companies or either of the Shareholders or their respective properties are bound.

2.1.3. Capitalization. The authorized capitalization of the Win-Tex Drilling consists of 1,000 shares of Win-Tex Drilling Common Stock, of which, as of the date hereof, 1,000 shares are issued and outstanding and held beneficially and of record by the Shareholders. The authorized capitalization of Win-Tex Trucking consists of 1,000,000 shares of Win-Tex Trucking Common Stock, of which, as of the date hereof, 1,000 shares are issued and outstanding and held of record by the Shareholders. On the date hereof, neither of the Companies has any outstanding options, warrants, calls or commitments of any character relating to any of their authorized but unissued shares of capital stock. All issued and outstanding shares of the Win-Tex Drilling Common Stock and the Win-Tex Trucking Common Stock are validly issued, fully paid and non-assessable and are not subject to preemptive rights. The outstanding shares of Win-Tex Drilling Common Stock and Win-Tex Trucking Common Stock are not subject to any voting trusts, voting agreement or other agreement or understanding with respect to the voting thereof, nor is any proxy in existence with respect thereto.

2.1.4. Ownership of the Win-Tex Drilling Shares and the Win-Tex Trucking Shares. The Shareholders hold good and valid title to all of the Win-Tex Drilling Shares and all of the Win-Tex Trucking Shares, free and clear of all Encumbrances. The Shareholders possess full authority and legal right to sell, transfer and assign to Buyer the Win-Tex Drilling Shares and the Win-Tex Trucking Shares, free and clear of all Encumbrances. Upon transfer to Buyer by the Shareholders of the Win-Tex Drilling Shares and the Win-Tex Trucking Shares, Buyer will own the
Win-Tex Drilling Shares and the Win-Tex Trucking Shares free and clear of all Encumbrances. There are no claims pending or, to the knowledge of the Shareholders, threatened, against either of the Companies or the Shareholders that concern or affect title to the Win-Tex Drilling Shares and the Win-Tex Trucking Shares, or that seek to compel the issuance of capital stock or other securities of either of the Companies.

2.1.5. No Subsidiaries. There is no corporation, partnership, joint venture, business trust or other legal entity in which either of the Companies, either directly or indirectly through one or more intermediaries, owns or holds beneficial or record ownership of at least a majority of the outstanding voting securities.

2.1.6. Financial Statements. Each of the Companies has delivered to Buyer copies of its unaudited balance sheet (the "9/30 Balance Sheets") and related statements of income as, at and for the nine months ended September 30, 1997 (the "Balance Sheet Date"), copies of which are attached hereto as Schedule
2.1.6 (collectively, the "9/30 Financial Statements"). The 9/30 Financial Statements are complete in all material respects. Except for the exclusion of accounts receivable and accounts payable on the 9/30 Balance Sheets, the 9/30 Financial Statements present fairly the financial condition of the Companies in accordance with accounting practices used for Federal income tax purposes applied on a consistent basis at the date and for the period indicated. All accounts receivable of the Companies as of the Balance Sheet Date have been collected or are collectible in full. The inventories of each of the Companies consist of items of a quality usable and salable in the normal course of the Companies= businesses.

2.1.7. Liabilities. Except as disclosed on Schedule 2.1.7 hereto, neither of the Companies has any liabilities or obligations, either accrued, absolute or contingent, nor do the Shareholders have any knowledge of any potential liabilities or obligations, other than those (i) reflected or reserved against in the 9/30 Balance Sheets or (ii) incurred in the ordinary course of business since the Balance Sheet Date, none of which would materially adversely affect the value and conduct of the business of either of the Companies.

2.1.8. Additional Win-Tex Drilling and Win-Tex Trucking Information. Attached as
Schedule 2.1.8 hereto are true, complete and correct lists of the following items:

2.1.8.1. Real Estate. All real property and structures thereon owned, leased or subject to a contract of purchase and sale, or lease commitment, by each of the Companies (by Company), with a description of the nature and amount of any Encumbrances (defined below) thereon. The term "Encumbrances" means all liens, security interests, pledges, mortgages, deed of trust, claims, rights of first refusal, options, charges, restrictions or conditions to transfer or assignment, liabilities, obligations, privileges, equities, easements, rights-of-way, limitations, reservations, restrictions and other encumbrances of any kind or nature;

2.1.8.2. Machinery and Equipment. All rigs, carriers, rig equipment, machinery, transportation equipment, tools, equipment, furnishings and fixtures owned, leased or subject to a contract of purchase and sale, or lease commitment, by each of the Companies (by Company) with a description of the nature and amount of any Encumbrances thereon;

2.1.8.3. Inventory. All inventory items or groups of inventory items owned by each of the Companies (by Company) together with the amount of any Encumbrances thereon;

2.1.8.4. Receivables. All accounts and notes receivable of each of the Companies (by Company), together with (i) aging schedules by invoice date and due date,
(ii) the amounts provided for as an allowance for bad debts, (iii) the identity and location of any asset in which either of the Companies hold a security interest to secure payment of the underlying indebtedness, and (iv) a description of the nature and amount of any Encumbrances on such accounts and notes receivable;

2.1.8.5. Payables. All accounts and notes payable of each of the Companies (by Company), together with appropriate aging schedules;

2.1.8.6. Insurance. All insurance policies or bonds currently maintained by each of the Companies (by Company), including title insurance policies and those covering the Companies= properties, rigs, carriers, rig equipment, machinery, transportation equipment, fixtures, employees and operations, as well as a listing of any premiums, audit adjustments or retroactive adjustments due or pending on such policies or any predecessor policies;

2.1.8.7. Contracts; Leases. All contracts, including leases under which either of the Companies is lessor or lessee, which are to be performed in whole or in part after the date hereof;

2.1.8.8. Employee Compensation Plans. All bonus, incentive compensation, deferred compensation, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other employee benefit or fringe benefit plans, arrangements or trust agreements of each of the Companies (by Company) or any employee benefit plan maintained by either of the Companies (collectively, the "Employee Plans"), together with copies of the most recent reports with respect to such plans, arrangements, or trust agreements filed with any governmental agency and all Internal Revenue Service determination letters and other correspondence from governmental entities that have been received with respect to such plans, arrangements or agreements;

2.1.8.9. Certain Salaries. The names and salary rates of all present employees of each of the Companies (by Company), and, to the extent existing on the date of this Agreement, all arrangements with respect to any bonuses to be paid to them from and after the date of this Agreement;

2.1.8.10. Bank Accounts. The name of each bank in which either of the Companies has an account and the names of all persons authorized to draw thereon;

2.1.8.11. Labor Agreements. Any collective bargaining agreements of either of the Companies (by Company) with any labor union or other representative of employees, including amendments, supplements, and written or oral understandings, and all employment and consulting and severance agreements of either of the Companies;

2.1.8.12. Intellectual Property. All patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, copyrights and written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the "Intellectual Property") used by either of the Companies;

2.1.8.13. Trade Names. All trade names, assumed names and fictitious names used or held by either of the Companies, whether and where such names are registered and where used;

2.1.8.14. Licenses and Permits. All permits, authorizations, certificates, approvals, registrations, variances, waivers, exemptions, rights-of-way, franchises, ordinances, licenses and other rights of every kind and character (collectively, the "Permits") of either of the Companies under which such Company conducts its business.

2.1.8.15. Promissory Notes. All long-term and short-term promissory notes, installment contracts, loan agreements, credit agreements, and any other agreements of either of the Companies relating thereto or with respect to collateral securing the same;

2.1.8.16. Guaranties. All indebtedness, liabilities and commitments of others and as to which either of the Companies is a guarantor, endorser, co-maker, surety, or accommodation maker, or is contingently liable therefor and all letters of credit, whether stand-by or documentary, issued by any third party;

2.1.8.17. Reserves and Accruals. All accounting reserves and accruals maintained in the 9/30 Balance Sheets; and

2.1.8.18. Environment. All environmental permits, approvals, certifications, licenses, registrations, orders and decrees applicable to current operations conducted by either of the Companies and all environmental audits, assessments, investigations and reviews conducted by either of the Companies within the last five years or otherwise in the possession of either of the Companies on any property owned, leased or used by either of the Companies.

2.1.9. No Defaults. Neither Company is not a party to, or bound by, any contract or arrangement of any kind to be performed after the date hereof (except as provided in Schedule 2.1.8.7 hereto), nor is either of the Companies in default in any obligation or covenant on its part to be performed under any obligation, lease, contract, order, plan or other arrangement.

2.1.10.  Absence of Certain  Changes  and  Events.  Other than as  specified  in
Schedule 2.1.10 hereto, since the Balance Sheet Date, there has not been:


2.1.10.1. Financial Change. Any adverse change in the financial condition, backlog, operations, assets, liabilities or business of either of the Companies;

2.1.10.2. Property Damage. Any material damage, destruction, or loss to the business or properties of either of the Companies (whether or not covered by insurance);

2.1.10.3. Dividends. Any declaration, setting aside, or payment of any dividend or other distribution in respect of the Win Tex Drilling Common Stock or the Win-Tex Trucking Common Stock, or any direct or indirect redemption, purchase or any other acquisition by either of the Companies of any such stock;

2.1.10.4. Capitalization Change. Any change in the capital stock or in the number of shares or classes of the authorized or outstanding capital stock of either of the Companies as described in Section2.1.3 hereof;

2.1.10.5. Labor Disputes. Any labor or employment dispute of whatever nature; or

2.1.10.6. Other Adverse Changes. Any other event or condition known to the Shareholders particularly pertaining to and adversely affecting the operations, assets or business of either of the Companies.

2.1.11. Taxes. All federal, state and local income, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs, duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by each of the Companies for each period for which any such returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all such returns are true and correct; the Companies have only done business in the State of Texas; all taxes shown by such returns to be payable and any other taxes due and payable have been paid; and the tax provisions reflected in the 9/30 Balance Sheets are sufficient to cover liabilities of each of the Companies at the date thereof for all taxes, including any assessed interest, assessed penalties and additions to taxes of any character whatsoever applicable to the Companies or their assets or businesses. No waiver of any statute of limitations executed by either of the Companies with respect to any income or other tax is in effect for any period. The income tax returns of the Companies have never been examined by the Internal Revenue Service or the taxing authorities of any other jurisdiction. There are no tax liens on any assets of either of the Companies except for taxes not yet currently due. Neither of the Companies is subject to any tax-sharing or allocation agreement. Neither of the Companies is, nor has it ever attempted to become a Subchapter S-Corporation under the Internal Revenue Code of 1986, as amended. Neither of the Companies is or ever has been, a member of a consolidated group subject to Treasury Regulation 1.1502-6 or any similar provision.

2.1.12. Intellectual Property. Each of the Companies owns or possesses licenses to use all Intellectual Property that is either material to the business of such Company or that is necessary for the rendering of any services rendered by such Company and the use or sale of any equipment or products used or sold by such Company, including all such Intellectual Property listed in Schedule 2.1.8.12 hereto (the "Required Intellectual Property"). The Required Intellectual Property is owned or licensed by the Company using the same free and clear of any Encumbrance. Neither Company has granted to any other person any license to use any Required Intellectual Property. Neither Company has received any notice of infringement, misappropriation, or conflict with, the Intellectual Property rights of others in connection with the use by such Company of the Required Intellectual Property or otherwise in connection with such Company's operation of its business.

2.1.13. Title to and Condition of Assets. Each of the Companies has good, indefeasible and marketable title to all its properties, interests in properties and assets, real and personal, reflected in the 9/30 Balance Sheets or in
Schedule 2.1.8.1 hereto, free and clear of any Encumbrance of any nature whatsoever, except (i) Encumbrances reflected in the 9/30 Balance Sheets or in
Schedule 2.1.8.1 hereto, (ii) liens for current taxes not yet due and payable, and (iii) such imperfections of title, easements and Encumbrances, if any, as are not substantial in character, amount, or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair business operations. All leases pursuant to which either of the Companies leases (whether as lessee or lessor) any substantial amount of real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing default or event of default or event which with notice or lapse of time, or both, would constitute a default by either of the Companies and in respect to which such Company has not taken adequate steps to prevent a default from occurring. The buildings and premises of each of the Companies that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All rigs, carriers, rig equipment, machinery, transportation equipment, tools and other major items of equipment of each of the Companies are, to the best knowledge of the Shareholders, in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations. To the best of the Shareholders= knowledge, all such assets conform to all applicable laws governing their use. No notice of any violation of any law, statute, ordinance, or regulation relating to any such assets has been received by either of the Companies or the Shareholders, except such as have been fully complied with.

2.1.14. Contracts. All contracts, leases, plans or other arrangements to which either of the Companies is a party, by which it is bound or to which it or its assets are subject are in full force and effect, and constitute valid and binding obligations of such Company. Neither of the Companies is, and to the knowledge of the Shareholders, no other party to any such contract, lease, plan or other arrangement is, in default thereunder, and no event has occurred which (with or without notice, lapse of time, or the happening of any other event) would constitute a default thereunder. No contract has been entered into on terms which could reasonably be expected to have an adverse effect on either of the Companies. The Shareholders have not received any information which would cause either of the Shareholders to conclude that any customer of the Company will (or is likely to) cease doing business with either of the Companies (or its successors) as a result of the consummation of the transactions contemplated hereby.

2.1.15. Licenses and Permits. Each of the Companies possesses all Permits necessary under law or otherwise for such Company to conduct its business as now being conducted and to construct, own, operate, maintain and use its assets in the manner in which they are now being constructed, operated, maintained and used, including all such Permits listed in Schedule 2.1.8.15 hereto (collectively, the "Required Permits"). Each of the Required Permits and the rights of each of the Companies with respect thereto is valid and subsisting, in full force and effect, and enforceable by such Company subject to administrative powers of regulatory agencies having jurisdiction. Each of the Companies is in compliance in all respects with the terms of each of the Required Permits. None of the Required Permits has been, or to the knowledge the Shareholders, is threatened to be, revoked, canceled, suspended or modified.

2.1.16. Litigation. Except as set forth in Schedule 2.1.16 hereto, there is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending to which either of the Companies is a party or, to the knowledge of the Shareholders, might become a party or which particularly affects the either of Companies or their assets, nor is any change in the zoning or building ordinances directly affecting the real property or leasehold interests of either of the Companies, pending or, to the knowledge of the Shareholders, threatened.

2.1.17. Environmental Compliance.

2.1.17.1. Environmental Conditions. There are no environmental conditions or circumstances, including, without limitation, the presence or release of any Substance of Environmental Concern or Waste on any property presently or previously owned, leased or operated by either of the Companies, or on any property on which any Substance of Environmental Concern or Waste generated by either of the Companies= operations or use of its assets were disposed of, which would have a material adverse effect on the business or business prospects of such Company. The term "Substance of Environmental Concern or Waste" means (a) any gasoline, petroleum (including crude oil or any fraction thereof), petroleum product, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutant, contaminant, radiation and any other substance of any kind, whether or not any such substance is defined as toxic or hazardous under any Environmental Law (as defined in Section 2.1.17.3 hereof), that is regulated pursuant to or could give rise to liability under any Environmental Law;

2.1.17.2. Permits, etc. Each Company has, and within the period of all applicable statutes of limitations has had, in full force and effect all Environmental Permits required to conduct its operations. Each Company is, and within the period of all applicable statutes of limitations has been, operating in compliance under such Environmental Permits. "Environmental Permits" as used in this Agreement means any and all permits, licenses, registrations, approvals, notifications, exemptions and any other authorizations required under Environmental Laws (as defined in Section 2.1.17.3 hereof);

2.1.17.3. Compliance. Each Company's operations and use of its assets are, and within the period of all applicable statutes of limitations, have been in compliance with applicable Environmental Law. "Environmental Law" as used in this Agreement means any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, and other legally enforceable requirements (including, without limitation, common law) of the United States, or any State, local, municipal or other governmental authority or quasi-governmental authority, regulating, relating to, or imposing liability or standards of conduct concerning protection of the environmental or of human health, or employee health and safety as from time to time has been or is now in effect.

2.1.17.4. Environmental Claims. No notice has been received by either of the Companies or the Shareholders, or to the knowledge of either of the Companies or the Shareholders, by any predecessor of either of the Companies or the Shareholders, from any entity, governmental agency or individual regarding (nor is either of the Companies or either of the Shareholders otherwise aware of) any existing, pending or threatened investigation, inquiry, enforcement action. litigation, or liability, including, without limitation any claim for remedial obligations, response costs or contribution, relating to any Environmental Law;

2.1.17.5. Enforcement. Neither of the Companies, and to the knowledge of the Shareholders, no predecessor of either of the Companies or other party acting on behalf of either of the Companies, has entered into or agreed to any consent decree, order, settlement or other agreement, nor is subject to any judgment, decree, order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law;

2.1.17.6. Liabilities. Neither of the Companies has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law;

2.1.17.7. Renewals. Neither the Companies nor the Shareholders know of any reason either of the Companies (or their successors) would not be able to renew without material expense any Environmental Permit required pursuant to any Environmental Law to conduct and use any of either of the Companies= current or planned operations; and

2.1.17.8. Asbestos and PCBs. No friable asbestos currently exists on any property owned or operated by either of the Companies, nor do polychlorinated biphenyls exist in concentrations of 50 parts per million or more in electrical equipment owned or being used by either of the Companies in their operations or on their properties.

2.1.18. Compliance with Other Laws. Neither of the Companies is in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, the Occupational Safety and Health Act (29 U.S.C. ''651 et seq.) as amended, or any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality.

2.1.19. ERISA Plans and Labor Issues. Other than the plans (the "Qualified Plans") described in Schedule 2.1.8.8 hereto, the Companies do not currently sponsor, maintain or contribute to, and have not at any time sponsored, maintained or contributed to any employee benefit plan which is or was subject to any provisions of the Employee Retirement Income Security Act of 1974, as Amended ("ERISA"). The Qualified Plans comply with and have been administered in a form and in operation in compliance with all applicable laws, including without limitation, ERISA, the Internal Revenue Code of 1986, as amended (the "Code") and the Consolidated Omnibus budget Reconciliation Act of 1985, as amended ("COBRA"), and neither of the Shareholders has received any notice from any governmental authority questioning or challenging such compliance. The Qualified Plans have not been conducted in such a manner as would give rise to any material fine, penalties, taxes, claims or charges against the Companies by a governmental entity or any third party or otherwise result in a material adverse effect on the financial condition of either Company. No claims, demands or causes of action exist with respect to the Qualified Plans except routine claims for benefits thereunder. All contributions required to be made to the Qualified Plans have been timely made prior to the date hereof. The execution, delivery and performance of this agreement will not cause the Qualified Plans to be terminated or otherwise adversely affect the administration or operation thereof. The Companies' administration of their Qualified Plans following the date hereof in the same manner as such Qualified Plans were administered by the Companies prior to the date here of will not violate any applicable laws or otherwise result in any material adverse effect on the financial condition of the Companies. The Companies do not maintain any plan, program, policy, contract or other arrangement that provide retirement, medical, dental, disability, life insurance or other benefits to any current or former employees of the Companies, including any retired employees, or their beneficiaries or dependents. During the six years preceding the date hereof (i) the Companies have not participated in or contributed to or had any obligation to contribute to any multiemployer plan (as defined in ERISA Section 3(7)) and has no withdrawal liability with respect to any multiemployer plan, and (ii) have not maintained any pension plan subject to ERISA. The Companies are not obligated to pay any severance or benefits to any employee or former employee of the Companies as the result of any change in the ownership or control of the Companies. The Companies have not engaged in any unfair labor practices which could reasonably be expected to result in an adverse effect on their operations or assets. The Companies do not have any dispute with any of their existing or former employees. The Companies are not subject to any collective bargaining agreement with any labor union or other representative of employees. There are no labor disputes or, to the knowledge of either of the Shareholders, any disputes threatened by current or former employees of the Companies.

2.1.20. Investigations; Litigation. No investigation or review by any governmental entity with respect to either of the Companies or any of the transactions contemplated by this Agreement is pending or, to the knowledge of the Shareholders, threatened, nor has any governmental entity indicated to either of the Companies an intention to conduct the same, and there is no action, suit or proceeding pending or, to the knowledge of the Shareholders, threatened against or affecting either of the Companies at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, that either individually or in the aggregate, does or is likely to result in any material adverse change in the financial condition, properties or business of either of the Companies.

2.1.21. Absence of Certain Business Practices. Neither of the Companies nor any officer, employee or agent of either of the Companies, nor any other person acting on either Company's behalf, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, government employee or other person who is or may be in a position to help or hinder the business of either of the Companies (or to assist either of the Companies in connection with any actual or proposed transaction) which (i) might subject either of the Companies to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of either of the Companies as reflected in the 9/30 Financial Statements, or (iii) if not continued in the future, might materially adversely effect the assets, business operations or prospects of either of the Companies or which might subject the Companies to suit or penalty in a private or governmental litigation or proceeding.

2.1.22. No Untrue Statements. Each of the Companies and each of the Shareholders have made available to Buyer true, complete and correct copies of all contracts, documents concerning all litigation and administrative proceedings, licenses, permits, insurance policies, lists of suppliers and customers, and records relating principally to the Companies= assets and business, and such information covers all commitments and liabilities of the Companies relating to their businesses and assets. This Agreement and the agreements and instruments to be entered into in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading in any material respect.

2.1.23. Consents and Approvals. No consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, or any other person or entity other than the Shareholders, is required to be made or obtained by either of the Companies or either of the Shareholders in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

2.1.24. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Shareholders and their counsel directly with Buyer and its counsel, without the intervention of any other person in such manner as to give rise to any valid claim against the Buyer or the Companies for a brokerage commission, finder's fee or any similar payments.

2.2. Representations and Warranties of Buyer. Buyer represents and warrants to the Shareholders as follows

2.2.1. Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on its financial condition, properties or business.

2.2.2. Agreement Authorized and its Effect on Other Obligations. The consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer, and this Agreement is a valid and binding obligation of Buyer enforceable (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement by Buyer will not conflict with or result in a violation or breach of any term or provision of, or constitute a default under (a) the Certificate of Incorporation or Bylaws of Buyer or (b) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Buyer or any of its property is bound.

2.2.3. Consents and Approvals. No consent, approval or authorization of, or filing of a registration with, any governmental or regulatory authority, or any other person or entity is required to be made or obtained by Buyer in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

2.2.4. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Buyer and its counsel directly with the Companies and the Shareholders and their counsel, without the intervention by any other person as the result of any act of Buyer in such a manner as to give rise to any valid claim against any of the parties hereto for any brokerage commission, finder's fee or any similar payments.

                                    ARTICLE 3

                              Additional Agreements

3.1. Noncompetition. Except as otherwise consented to or approved in writing by Buyer, each Shareholder agrees that for a period of 60 months from the date hereof, he or she will not, directly or indirectly, acting alone or as a member of a partnership or as an officer, director, employee, consultant, representative, holder of, or investor in as much as 5% of any security of any class of any corporation or other business entity (i) engage in the contract oil and gas drilling business within a two hundred (200) mile radius of Abilene, Texas, (ii) request any present customers or suppliers of either of the Companies, Buyer or any affiliate of Buyer to curtail or cancel their business with either of the Companies, Buyer or any affiliate of Buyer; (iii) disclose to any person, firm or corporation any trade, technical or technological secrets of either of the Companies, Buyer or any affiliate of Buyer or any details of their organization or business affairs or (iv) induce or actively attempt to influence any employee of either of the Companies, Buyer or any affiliate of Buyer to terminate his employment. Each Shareholder agrees that if either the length of time or geographical area set forth in this Section 3.1 is deemed too restrictive in any court proceeding, the court may reduce such restrictions to those which it deems reasonable under the circumstances. The obligations expressed in this Section 3.1 are in addition to any other obligations that the Shareholders may have under the laws of the states in which they do business requiring an employee of a business or a Shareholders who sells his stock in a corporation (including a disposition in a merger) to limit his or her activities so that the goodwill and business relations of his or her employer and of the corporation whose stock he or she has sold (and any successor corporation) will not be materially impaired. Each Shareholder further agrees and acknowledges that the Companies, Buyer and its affiliates do not have any adequate remedy at law for the breach or threatened breach by the Shareholders of this covenant, and agree that each of the Companies, Buyer or any affiliate of Buyer may, in addition to the other remedies which may be available to them hereunder, file a suit in equity to enjoin the Shareholders from such breach or threatened breach. If any provisions of this Section 3.1 are held to be invalid or against public policy, the remaining provisions shall not be affected thereby. Each Shareholder acknowledges that the covenants set forth in this Section 3.1 are being executed and delivered by the Shareholders in consideration of the covenants of Buyer contained in this Agreement, and for other good and valuable consideration, including the payment of the sum of $50,000, receipt of all of which is hereby acknowledged.

3.2. Further Assurances. From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effectuate the transactions contemplated hereby.

3.3. Companies= Stock Not Registered. Each Company is a privately held corporation and Buyer acknowledges such. The stock of the Companies has not been registered under the Securities Act of 1933, as amended (the "Act") or under any applicable state securities laws, and the stock, therefore, cannot be offered for sale, sold, transferred, pledged or otherwise hypothecated except in accordance with the registration requirements of the Act and other such state laws as may be applicable. Buyer acknowledges that the Shareholders have made available to it such information and documents, and that Buyer understands the risk associated with ownership of the capital stock of the Companies, and Buyer is capable of bearing the financial risk associated therewith. The Companies= shares and the dealings with Buyer are proceeding in reliance on exceptions from registration or qualification requirements pursuant to state law.

3.4. Opinion of Shareholders= Counsel. Buyer shall have received a favorable opinion, dated as of the date hereof, from George Scott Bishop, counsel to the Shareholders, in form and substance satisfactory to Buyer, to the effect that
(i) each of the Companies has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Texas; (ii) each of the Companies has fully requisite corporate power and authority to carry on its business as it is currently conducted and to own and operate the properties currently used and operated by it, and is duly qualified to do business and is in good standing as a foreign corporation in each state in which the nature of its business requires such qualification; (iii) all outstanding shares of the common stock of each of the Companies have been validly issued and are fully paid and non-assessable; (iv) the Shareholders hold good and valid title to all of the shares of each of the Companies free and clear of all Encumbrances; and (v) this Agreement has been duly executed and delivered by, and is the legal, valid and binding obligation of the Shareholders, and is enforceable against the Shareholders in accordance with its terms, except as the enforceability may be limited by (a) equitable principles of general applicability or (b) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally. In rendering such opinion, such counsel may rely upon certificates of public officials and of officers of each of the Companies or the Shareholders as to matters of fact.

3.5. Opinion of Buyer=s Counsel. Shareholders shall have received a favorable opinion, dated as of the date hereof, from Lynch, Chappell & Alsup, a Professional Corporation, counsel for Buyer, in form and substance satisfactory to the Shareholders, to the effect that (i) Buyer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full requisite corporate power and authority to carry on its business as it is currently conducted and to own and operate the properties currently owned and operated by it and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in the State of Texas; (ii) all corporate proceedings required to be taken by or on the part of Buyer to authorize the execution of this Agreement and the implementation of the transactions contemplated hereby have been taken;
(iii) this Agreement has been duly executed and delivered by, and is the legal, valid and binding obligation of Buyer and is enforceable against Buyer in accordance with its terms, except as the enforceability may be limited by (a) equitable principles of general applicability or (b) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally. In rendering such opinion, such counsel may rely upon certificates of public officials and of officers of Buyer as to matters of fact.

3.6. Fees and Expenses. Except as otherwise expressly provided in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors and accountants incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fee or expense by or on the date hereof.

                                    ARTICLE 4

                                 Indemnification

4.1. Indemnification by the Shareholders. In addition to any other remedies available to Buyer under this Agreement, or at law or in equity, the Shareholders shall indemnify, defend and hold harmless each of the Companies, Buyer and their affiliates and their respective officers, directors, employees, agents and stockholders (collectively, the "Buyer Indemnified Parties"), against and with respect to any and all claims, costs, damages, losses, expenses, obligations, liabilities, recoveries, suits, causes of action and deficiencies, including interest, penalties and reasonable fees and expenses of attorneys, consultants and experts (collectively, the "Damages") that the Buyer Indemnified Parties shall incur or suffer, which arise, result from or relate to (i) any breach by the Shareholders of (or the failure of the Shareholders to perform) their representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Buyer by the Shareholders under this Agreement (including, specifically, those set forth in Section 2.1.17 hereto), (ii) the ownership and/or operation by either of the Companies of those assets distributed to the Shareholders prior to the date hereof (which are described in Schedule 2.1.10 hereto), and the assumption by the Shareholders of the liabilities applicable to those assets. Notwithstanding the foregoing, the Shareholders' obligations to indemnify, defend and hold harmless the Buyer Indemnified Parties for liabilities resulting from Damages that the Buyer Indemnified Parties may incur as a result of a breach of the representations and warranties contained in Section 2.1.17 above shall be limited to those Damages which exceed $150,000 in the aggregate.

4.2. Indemnification by Buyer. In addition to any other remedies available to the Shareholders under this Agreement, or at law or in equity, Buyer shall indemnify, defend and hold harmless the Shareholders against and with respect to any and all Damages that the Shareholders shall incur or suffer, which arise, result from or relate to any breach of, or failure by Buyer to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to the Shareholders by or on behalf of Buyer under this Agreement.

4.3. Indemnification Procedure. If any party hereto discovers or otherwise becomes aware of an indemnification claim arising under Article 4 of this Agreement, such indemnified party shall give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such party under this Agreement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to Sections 4.1 or 4.2 hereof, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld or delayed.

                                    ARTICLE 5

                                  Miscellaneous

5.1. Survival of Representations, Warranties and Covenants. All representations and warranties made by the parties hereto shall survive the execution of this Agreement and the closing of the transaction contemplated hereunder for a period of two (2) years; provided, however, the representations and warranties contained in Section 2.1.11 shall survive until the expiration of the applicable statute of limitations associated with tax issues. All statements contained in any certificate, schedule, exhibit or other instrument delivered pursuant to this Agreement shall be deemed to have been representations and warranties by the respective party or parties, as the case may be, as of the date hereof, except for information furnished as of a specific date as noted on the Schedules hereto, and shall survive for a period of two (2) years from the date hereof despite any investigation made by any party hereto or on its behalf. All covenants and agreements contained herein shall survive as provided herein.

5.2. Entirety. This Agreement embodies the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.

5.3. Counterparts. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

5.4. Notices and Waivers. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid, return receipt requested:

                                   If to Buyer
--------------------------------------------------------------------------------

Addressed to:                          With a copy to:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Key Energy Drilling, Inc.              Lynch, Chappell & Alsup
Two Tower Center, Tenth Floor          300 N. Marienfeld, Suite 700
East Brunswick, New Jersey 08816       Midland, Texas 79701
Attn: General Counsel                  Attn: James M. Alsup
Facsimile:  (908) 247-5148             Facsimile:  (915) 683-2587

--------------------------------------------------------------------------------

                               If to Shareholders

--------------------------------------------------------------------------------

     Addressed to:                      With a copy to:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     Mr. Robert C. Jones                 Mr. George Scott Bishop
     Ms. Dana Lunette Jones              Attorney at Law
     1225 Canterbury                     Suite 210, First National West Building
     Abilene, Texas 79602                401 Cypress
     Telephone: (915) 677-4234           Abilene, Texas 79601-5145
                                         Facsimile: (915) 672-6986
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, with return receipt requested, shall be deemed to be received on the third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

5.5. Table of Contents and Captions. The table of contents and captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

5.6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

5.7. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

5.8. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of Texas.

5.9. Multiple Counterparts. This Agreement is executed in duplicate and multiple originals and multiple signature pages. Each duplicate is considered an original and has the same force and effect as if executed with an original signature by all of the parties hereto.



                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Shareholders have executed this Agreement and the Buyer has caused this Agreement to be signed in its corporate name by its respective duly authorized representative, all as of the day and year first above written.

Shareholders


__________________________________________
Robert C. Jones


__________________________________________
Dana Lunette Jones



KEY ENERGY DRILLING, INC.


By:
Name:
Title: